Exhibit 99.1
Dunkin’ Brands Announces Refinancing of its Outstanding Credit Facility

CANTON, Mass. (February 14, 2013) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts and Baskin-Robbins, today announced it has completed the refinancing of its of its senior secured credit facility, including its senior secured revolving credit facility.

The total debt of the Company remains unchanged. The new interest rate on the senior secured credit facility is LIBOR plus 2.75% with a LIBOR floor of 1.00%. The previous interest rate was LIBOR plus 3.00% with a LIBOR floor of 1.00%. The new interest rate for the senior secured revolving credit facility is LIBOR plus 2.50% (previously LIBOR plus 3.0%). In addition, the Company has extended the maturity of its senior secured credit facility from November 2017 to February 2020. The company also extended the term of its $100 million revolving credit facility through February 2018.
All other material provisions, including covenants under the existing Credit Agreement, comprised of the senior secured term loan facility and the senior secured revolving credit facility, remain unchanged.
As a result, the company expects interest expense of $80.6 million in 2013.
“The strong credit market and high demand for Dunkin’ Brands’ term loan have enabled us to lower our weighted average cost of debt. As a result, we plan to reinvest $1.5 million in 2013 interest expense savings into the business, with the remaining $3.4 million in interest expense savings going to our bottom line,” said Paul Carbone, Dunkin’ Brands Chief Financial Officer. “As a result, we now expect earnings per share of $1.50 to $1.53 in 2013.”
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About Dunkin' Brands Group, Inc.
With more than 17,400 points of distribution in nearly 60 countries worldwide, Dunkin' Brands Group, Inc. (Nasdaq: DNKN) is one of the world's leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of fiscal year 2012, Dunkin' Brands' nearly 100 percent franchised business model included more than 10,400 Dunkin' Donuts restaurants and nearly 7,000 Baskin-Robbins restaurants. For the full-year 2012, the company had franchisee-reported sales of approximately $8.8 billion. Dunkin' Brands Group, Inc. is headquartered in Canton, Mass.
Contacts:

Stacey Caravella (Investors)
Director, Investor Relations
Dunkin' Brands, Inc.
investor.relations@dunkinbrands.com
781-737-3200

Karen Raskopf (Media)
SVP, Corporate Communications
Dunkin' Brands, Inc.
karen.raskopf@dunkinbrands.com
781-737-5200

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations.  Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.   By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  These risk and uncertainties include, but are not limited to: the ongoing level of profitability of franchisees and licensees; our franchisees' and licensees' ability to sustain same store sales growth; changes in working relationships with our franchisees and licensees and the actions of our franchisees and licensees; our master franchisees' relationships with sub-franchisees; the strength of our brand in the markets in which we compete; changes in competition within the quick-service restaurant segment of the food industry; changes in consumer behavior resulting from changes in technologies or alternative methods of delivery; economic and political conditions in the countries where we operate; our substantial indebtedness; our ability to protect our intellectual property rights; consumer preferences, spending patterns and demographic trends; the success of our growth strategy and international development; changes in commodity and food prices, particularly coffee, dairy products and sugar, and other operating costs; shortages of coffee; failure of our network and information technology systems; interruptions or shortages in the supply of products to our franchisees and licensees; the impact of food borne-illness or food safety issues or adverse public or media opinions regarding the health effects of consuming our products; our ability to collect royalty payments from our franchisees and licensees; the ability of our franchisees and licensees to open new restaurants and keep existing restaurants in operation; our ability to retain key personnel; any inability to protect consumer credit card data and catastrophic events.
Forward-looking statements reflect management's analysis as of the date of this press release.  Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our most recent annual report on Form 10-K and in our quarterly report on Form 10-Q for the quarter ended June 30, 2012. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.